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                                                                    EXHIBIT 23.2

                          CONSENT OF ERNST & YOUNG LLP


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 4, 1996, with respect to the consolidated financial statements of US Radio, Inc. incorporated by reference in the Registration Statement (Form S-3) and related Prospectus of Clear Channel Communications, Inc. for the registration of 3,850,000 shares of its common stock.


                                          /s/  ERNST & YOUNG LLP

Philadelphia, Pennsylvania
May 22, 1996